Exhibit 99.1

Western Digital Reports Fiscal Second Quarter 2025 Financial Results

News Summary
•Second quarter revenue was $4.29 billion, up 5% sequentially (QoQ). Cloud revenue increased 6% (QoQ), Client revenue decreased 3% (QoQ) and Consumer revenue increased 14% (QoQ).
•Second quarter GAAP earnings per share (EPS) was $1.63 and Non-GAAP EPS was $1.77.
•Expect fiscal third quarter 2025 revenue to be in the range of $3.75 billion to $3.95 billion.
•Expect Non-GAAP EPS in the range of $0.90 to $1.20.

SAN JOSE, Calif. — January 29, 2025 — Western Digital Corp. (Nasdaq: WDC) today reported fiscal second quarter 2025 financial results.

“As we finalize the separation of our businesses, we are confident that both Western Digital and Sandisk will continue driving innovation and providing compelling storage solutions to customers while delivering long-term shareholder value,” said David Goeckeler, Western Digital CEO. “We expect that our strong performance in HDD and our strategic approach to managing our Flash business within the New Era of NAND will allow each company to capture the growing demand for storage driven by the AI Data Cycle.”

Western Digital Reports Fiscal Second Quarter 2025 Financial Results

Q2 2025 Financial Highlights

($ in millions, except per share amounts)
	GAAP			Non-GAAP

	Q2 2025	Q1 2025	Q/Q	Q2 2025	Q1 2025	Q/Q
Revenue	$4,285	$4,095	up 5%	$4,285	$4,095	up 5%
Gross Margin	35.4%	37.9%	down 2.5 ppt	35.9%	38.5%	down 2.6 ppt
Operating Expenses	$664	$809	down 18%	$674	$691	down 2%
Operating Income	$852	$742	up 15%	$864	$884	down 2%
Diluted Net Income Attributable to Common Shareholders	$581	$481	up 21%	$633	$634	down 0%
Net Income Per Share	$1.63	$1.35	up 21%	$1.77	$1.78	down 1%

	GAAP			Non-GAAP

	Q2 2025	Q2 2024	Y/Y	Q2 2025	Q2 2024	Y/Y
Revenue	$4,285	$3,032	up 41%	$4,285	$3,032	up 41%
Gross Margin	35.4%	16.2%	up 19.2 ppt	35.9%	15.5%	up 20.4 ppt
Operating Expenses	$664	$702	down 5%	$674	$561	up 20%
Operating Income (Loss)	$852	$(210)	*	$864	$(91)	*
Diluted Net Income (Loss) Attributable to Common Shareholders	$581	$(301)	*	$633	$(243)	*
Net Income (Loss) Per Share	$1.63	$(0.93)	*	$1.77	$(0.75)	*
* not a meaningful figure

The company had an operating cash inflow of $403 million and ended the quarter with $2.29 billion of total cash and cash equivalents.

Additional details can be found within the company’s earnings presentation, which is accessible online at investor.wdc.com.

Western Digital Reports Fiscal Second Quarter 2025 Financial Results

End Market Summary

Revenue ($M)	Q2 2025	Q1 2025	Q/Q	Q2 2024	Y/Y
Cloud	$2,346	$2,208	up 6%	$1,071	up 119%
Client	1,168	1,209	down 3%	1,122	up 4%
Consumer	771	678	up 14%	839	down 8%
Total Revenue	$4,285	$4,095	up 5%	$3,032	up 41%

In the fiscal second quarter:

•Cloud represented 55% of total revenue at $2.3 billion, up 6% sequentially and more than doubling year-over-year. On a sequential basis, the growth was due to an increase in nearline HDD shipments while Flash was down. On a year-over-year basis, both HDD and Flash revenue grew.

•Client represented 27% of total revenue at $1.2 billion, down 3% sequentially and up 4% year-over-year. Compared to last quarter, Flash revenue declined as bit shipment growth was offset by pricing pressure, while HDD revenue was flat. Year-over-year, an increase in Flash revenue was primarily due to higher ASPs as bit shipments declined and was partially offset by lower HDD revenue.

•Consumer represented 18% of total revenue at $0.8 billion, up 14% sequentially and down 8% year-over-year. Sequentially, both Flash and HDD bit shipments grew and drove revenue growth while pricing was a headwind. Year-over-year, the decrease was due to lower shipments in Flash and HDD and pricing in Flash.

Western Digital Reports Fiscal Second Quarter 2025 Financial Results

Business Outlook for Fiscal Third Quarter of 2025

Three Months Ending
March 28, 2025
	GAAP	Non-GAAP(1)
Revenue ($B)	$3.75 - $3.95	$3.75 - $3.95
Gross margin	31.0% - 33.0%	31.5% - 33.5%
Operating expenses ($M)	$790 - $810	$700 - $720
Interest and other expense, net ($M)	~ $100	~ $100
Tax rate(2)	N/A	14.0% - 16.0%
Diluted earnings per share	N/A	$0.90 - $1.20
Diluted shares outstanding (in millions)	~ 358	~ 358

(1) Non-GAAP gross margin guidance excludes stock-based compensation expense, amortization of acquired intangible assets and amortization of patent licenses related to a litigation matter, totaling approximately $20 million to $30 million. The company’s Non-GAAP operating expenses guidance excludes stock-based compensation expense and expenses related to business separation costs, totaling approximately $80 million to $100 million. In the aggregate, Non-GAAP diluted earnings per share guidance excludes these items totaling $100 million to $130 million. The timing and amount of these charges excluded from Non-GAAP gross margin, Non-GAAP operating expenses, and Non-GAAP diluted earnings per share cannot be further allocated or quantified with certainty. Additionally, the timing and amount of additional charges the company excludes from its Non-GAAP tax rate and Non-GAAP diluted earnings per share are dependent on the timing and determination of certain actions and cannot be reasonably predicted. Accordingly, full reconciliations of Non-GAAP gross margin, Non-GAAP operating expenses, Non-GAAP tax rate and Non-GAAP diluted earnings per share to the most directly comparable GAAP financial measures (gross margin, operating expenses, tax rate and diluted earnings per share, respectively) are not available without unreasonable effort.

(2) Non-GAAP tax rate is determined based on a percentage of Non-GAAP pre-tax income or loss. Our estimated Non-GAAP tax rate may differ from our GAAP tax rate (i) due to differences in the tax treatment of items excluded from our Non-GAAP net income or loss; (ii) due to the fact that our GAAP income tax expense or benefit recorded in any interim period is based on an estimated forecasted GAAP tax rate for the full year, excluding loss jurisdictions; and (iii) because our GAAP taxes recorded in any interim period are dependent on the timing and determination of certain GAAP operating expenses.

Western Digital Reports Fiscal Second Quarter 2025 Financial Results

Investor Communications
The investment community conference call to discuss these results and the company’s business outlook for the fiscal third quarter of 2025 will be broadcast live online today at 1:30 p.m. Pacific/4:30 p.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.wdc.com.

About Western Digital
Western Digital is on a mission to unlock the potential of data by harnessing the possibility to use it. With Flash and HDD franchises, underpinned by advancements in storage technologies, we create breakthrough innovations and powerful data storage solutions that enable the world to actualize its aspirations. Core to our values, we recognize the urgency to combat climate change and have committed to ambitious carbon reduction goals approved by the Science Based Targets initiative. Learn more about Western Digital and the Western Digital®, SanDisk® and WD® brands at www.westerndigital.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding expectations for: the company’s business outlook and operational and financial performance for the fiscal third quarter of 2025 and beyond; the performance and characteristics of the company’s products and product portfolio; the company’s capital investment strategy; demand and market conditions for our products and growth opportunities; our expectations regarding our plan to separate our HDD and Flash business units; and the proliferation of the AI Data Cycle and its impact on the company’s industry, products and performance. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s fiscal second quarter ended December 27, 2024 included in this press release represent the most current information available to management. Actual results when disclosed in the company’s Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the filing of the company’s Form 10-Q. Other key risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: volatility in global economic conditions and demand for the company’s products; operational, financial and legal challenges and difficulties inherent in implementing a separation of the company’s HDD and Flash businesses; inflation; increase in interest rates and economic recession; future responses to and effects of global health crises; the impact of business and market conditions; the outcome and impact of the company’s announced separation transaction, including with respect to

Western Digital Reports Fiscal Second Quarter 2025 Financial Results

customer and supplier relationships, regulatory and contractual restrictions, stock price volatility and the diversion of management’s attention from ongoing business operations and opportunities; the impact of competitive products and pricing; the company’s development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and the company’s strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; the company’s level of debt and other financial obligations; changes to the company’s relationships with key customers; compromise, damage or interruption from cybersecurity incidents or other data system security risks; actions by competitors; the company’s ability to achieve its GHG emissions reduction and other ESG goals; the impact of international conflicts; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Annual Report on Form 10-K filed with the SEC on August 20, 2024 to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.
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Western Digital, the Western Digital logo, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited; on a US GAAP basis)

	December 27, 2024	June 28, 2024

ASSETS
Current assets:
Cash and cash equivalents	$2,291	$1,879
Accounts receivable, net	2,597	2,166
Inventories	3,420	3,342
Other current assets	1,064	673
Total current assets	9,372	8,060
Property, plant and equipment, net	2,930	3,167
Notes receivable and investments in Flash Ventures	861	991
Goodwill	9,729	10,032
Other intangible assets, net	77	78
Other non-current assets	2,487	1,860
Total assets	$25,456	$24,188
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,627	$1,411
Accounts payable to related parties	369	313
Accrued expenses	1,576	1,480
Income taxes payable	468	525
Accrued compensation	516	608
Current portion of long-term debt	150	1,750
Total current liabilities	4,706	6,087
Long-term debt	7,216	5,684
Other liabilities	1,188	1,370
Total liabilities	13,110	13,141
Convertible preferred stock, aggregate liquidation preference of $265 and $257, respectively	229	229
Total shareholders’ equity	12,117	10,818
Total liabilities, convertible preferred stock and shareholders’ equity	$25,456	$24,188

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended		Six Months Ended
	December 27, 2024	December 29, 2023	December 27, 2024	December 29, 2023
Revenue, net	$4,285	$3,032	$8,380	$5,782
Cost of revenue	2,769	2,540	5,313	5,191
Gross profit	1,516	492	3,067	591
Operating expenses:
Research and development	502	444	1,021	875
Selling, general and administrative	238	198	480	405
Gain on business divestiture	(113)	—	(113)	—
Business separation costs	44	36	87	36
Litigation matter	—	—	3	—
Employee termination, asset impairment and other	(7)	24	(5)	81
Total operating expenses	664	702	1,473	1,397
Operating income (loss)	852	(210)	1,594	(806)
Interest and other expense	(111)	(49)	(225)	(135)
Income (loss) before taxes	741	(259)	1,369	(941)
Income tax expense	147	28	282	31
Net income (loss)	594	(287)	1,087	(972)
Less: dividends allocated to preferred shareholders	4	14	8	29
Less: income attributable to preferred shareholders	9	—	17	—
Net income (loss) attributable to common shareholders	$581	$(301)	$1,062	$(1,001)

Net income (loss) per common share:
Basic	$1.68	$(0.93)	$3.08	$(3.09)
Diluted	$1.63	$(0.93)	$2.98	$(3.09)

Weighted average shares outstanding:
Basic	346	325	345	324
Diluted	357	325	357	324

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited; on a US GAAP basis)

	Three Months Ended		Six Months Ended
	December 27, 2024	December 29, 2023	December 27, 2024	December 29, 2023
Operating Activities
Net income (loss)	$594	$(287)	$1,087	$(972)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	120	143	255	290
Stock-based compensation	77	72	161	149
Deferred income taxes	(28)	(22)	26	(68)
Gain on disposal of assets	(4)	—	(5)	(87)
Gain on business divestiture	(113)	—	(113)	—
Asset impairment	—	—	—	95
Gain on repurchases of debt	—	(4)	—	(4)
Amortization of debt issuance costs and discounts	5	5	10	9
Other non-cash operating activities, net	40	(29)	57	(28)
Changes in:
Accounts receivable, net	(139)	(72)	(431)	75
Inventories	(36)	281	(112)	482
Accounts payable	26	274	242	299
Accounts payable to related parties	(93)	(26)	(54)	(41)
Accrued expenses	262	(309)	109	(246)
Income taxes payable	20	(169)	(57)	(494)
Accrued compensation	(26)	3	(76)	4
Other assets and liabilities, net	(302)	48	(662)	(181)
Net cash provided by (used in) operating activities	403	(92)	437	(718)
Investing Activities
Purchases of property, plant and equipment, net	(113)	(150)	(208)	(81)
Net proceeds from business divestiture	191	—	191	—
Activity related to Flash Ventures, net	45	66	92	79
Strategic investments and other, net	—	24	3	26
Net cash provided by (used in) investing activities	123	(60)	78	24
Financing Activities
Employee stock plans, net	36	33	(28)	(10)
Convertible preferred stock issuance costs	—	(2)	—	(5)
Purchase of capped calls	—	(155)	—	(155)
Repurchases of debt	—	(505)	—	(505)
Proceeds from debt, net of repayments	(37)	1,262	(75)	1,862
Debt issuance costs	—	(36)	—	(36)
Net cash provided by (used in) financing activities	(1)	597	(103)	1,151
Effect of exchange rate changes on cash	(10)	4	—	1
Cash and cash equivalents reclassified to assets held for sale	71	—	—	—
Net increase in cash and cash equivalents	586	449	412	458
Cash and cash equivalents, beginning of period	1,705	2,032	1,879	2,023
Cash and cash equivalents, end of period	$2,291	$2,481	$2,291	$2,481

WESTERN DIGITAL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS
(in millions; except percentages; unaudited)

	Three Months Ended		Six Months Ended
	December 27, 2024	December 29, 2023	December 27, 2024	December 29, 2023

Net revenue:
HDD	$2,409	$1,367	$4,620	$2,561
Flash	1,876	1,665	3,760	3,221
Total net revenue	$4,285	$3,032	$8,380	$5,782
Gross profit:
HDD	$929	$339	$1,772	$612
Flash	609	131	1,341	(30)
Total gross profit for segments	1,538	470	3,113	582
Unallocated corporate items:
Stock-based compensation expense	(12)	(13)	(26)	(26)
Amortization of licenses related to a litigation matter	(10)	—	(19)	—
Amortization of acquired intangible assets	—	(1)	(1)	(1)
Recovery from contamination incident	—	36	—	36
Total unallocated corporate items	(22)	22	(46)	9
Consolidated gross profit	$1,516	$492	$3,067	$591
Gross margin:
HDD	38.6%	24.8%	38.4%	23.9%
Flash	32.5%	7.9%	35.7%	(0.9)%
Total gross margin for segments	35.9%	15.5%	37.1%	10.1%
Consolidated gross margin	35.4%	16.2%	36.6%	10.2%

The company manages and reports under two reportable segments: hard disk drives (“HDD”) and flash-based products (“Flash”). In the table above, total gross profit for segments and total gross margin for segments are Non-GAAP financial measures, which are also referred to herein as Non-GAAP gross profit and Non-GAAP gross margin, respectively.

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended			Six Months Ended
	December 27, 2024	September 27, 2024	December 29, 2023	December 27, 2024	December 29, 2023
GAAP gross profit	$1,516	$1,551	$492	$3,067	$591
Stock-based compensation expense	12	14	13	26	26
Litigation matter	10	9	—	19	—
Amortization of acquired intangible assets	—	1	1	1	1
Recovery from contamination incident	—	—	(36)	—	(36)
Non-GAAP gross profit	$1,538	$1,575	$470	$3,113	$582

GAAP operating expenses	$664	$809	$702	$1,473	$1,397
Gain on business divestiture	113	—	—	113	—
Stock-based compensation expense	(65)	(70)	(59)	(135)	(123)
Business separation costs	(44)	(43)	(36)	(87)	(36)
Litigation matter	—	(3)	—	(3)	—
Employee termination, asset impairment and other	7	(2)	(24)	5	(81)
Strategic review	—	—	(20)	—	(37)
Other	(1)	—	(2)	(1)	(4)
Non-GAAP operating expenses	$674	$691	$561	$1,365	$1,116

GAAP operating income (loss)	$852	$742	$(210)	$1,594	$(806)
Gross profit adjustments	22	24	(22)	46	(9)
Operating expense adjustments	(10)	118	141	108	281
Non-GAAP operating income (loss)	$864	$884	$(91)	$1,748	$(534)

GAAP interest and other expense, net	$(111)	$(114)	$(49)	$(225)	$(135)
Litigation matter	4	2	—	6	—
Other	(5)	—	(64)	(5)	(64)
Non-GAAP interest and other expense, net	$(112)	$(112)	$(113)	$(224)	$(199)

GAAP income tax expense	$147	$135	$28	$282	$31
Income tax adjustments	(42)	(11)	(3)	(53)	19
Non-GAAP income tax expense	$105	$124	$25	$229	$50

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended			Six Months Ended
	December 27, 2024	September 27, 2024	December 29, 2023	December 27, 2024	December 29, 2023
GAAP net income (loss)	$594	$493	$(287)	$1,087	$(972)
Gain on business divestiture	(113)	—	—	(113)	—
Stock-based compensation expense	77	84	72	161	149
Business separation costs	44	43	36	87	36
Litigation matter	14	14	—	28	—
Employee termination, asset impairment and other	(7)	2	24	(5)	81
Strategic review	—	—	20	—	37
Amortization of acquired intangible assets	—	1	1	1	1
Recovery from contamination incident	—	—	(36)	—	(36)
Other	(4)	—	(62)	(4)	(60)
Income tax adjustments	42	11	3	53	(19)
Non-GAAP net income (loss)	647	648	(229)	1,295	(783)
Less: amount allocated to preferred shareholders	14	14	14	27	29
Non-GAAP diluted net income (loss) attributable to common shareholders	$633	$634	$(243)	$1,268	$(812)

Diluted income (loss) per common share
GAAP	$1.63	$1.35	$(0.93)	$2.98	$(3.09)
Non-GAAP	$1.77	$1.78	$(0.75)	$3.55	$(2.51)

Diluted weighted average shares outstanding:
GAAP	357	357	325	357	324
Non-GAAP	357	357	325	357	324

Cash flows
Cash flow provided by (used in) operating activities	$403	$34	$(92)	$437	$(718)
Purchases of property, plant and equipment, net	(113)	(95)	(150)	(208)	(81)
Activity related to Flash Ventures, net	45	47	66	92	79
Free cash flow	$335	$(14)	$(176)	$321	$(720)

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the tables above set forth Non-GAAP gross profit; Non-GAAP gross margin; Non-GAAP operating expenses; Non-GAAP operating income and loss; Non-GAAP interest and other expense, net; Non-GAAP net income and loss; Non-GAAP diluted income and loss per common share and free cash flow (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. The company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these Non-GAAP measures exclude, as applicable, gain on business divestiture; stock-based compensation expense; business separation costs; charges related to a litigation matter; employee termination, asset impairment and other; expenses related to our strategic review; amortization of acquired intangible assets; recovery from contamination incident; other adjustments; and income tax adjustments. The company believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing the company’s results. These Non-GAAP measures are some of the primary indicators management uses for assessing the company’s performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its Non-GAAP measures:

Gain on business divestiture. In connection with the company’s strategic decision to outsource the manufacturing of certain components and assemblies in its flash-based products, on September 28, 2024, the company completed the sale of 80% of one of its Flash manufacturing subsidiaries. The transaction resulted in a discrete gain, which the company believes it is not indicative of the underlying performance of its business.

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company’s control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company’s peers, a majority of whom also exclude stock-based compensation expense from their Non-GAAP results.

Business separation costs. The company incurred expenses associated with the separation of its HDD and Flash business units to create two independent, public companies. The company believes these charges do not reflect the company’s operating results and that they are not indicative of the underlying performance of its business.

Litigation matter. The company has recognized expenses related to a recent judgment in a patent litigation matter, which consisted of an award of damages, prejudgment interest, and estimated plaintiff legal costs. The company also recognized expenses in its cost of revenue related to the amortization of patent licenses that the company has capitalized related to this litigation matter. The company believes these charges do not reflect the company's operating results and that they are not indicative of the underlying performance of its business. For further information regarding the litigation matter, see Note 17 to the notes to consolidated financial statements included in the company’s Annual Report on Form 10-K filed with the SEC on August 20, 2024.

Employee termination, asset impairment and other. From time to time, in order to realign the company’s operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. From time to time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. In addition, the company may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods. In addition, the company has taken actions to reduce the amount of capital invested in facilities, including the sale-leaseback of facilities. These charges or credits are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

Strategic review. The company incurred expenses associated with its review of strategic alternatives that resulted in the planned separation of its HDD and Flash business units to create two independent, public companies. The company believes these charges do not reflect the company’s operating results and that they are not indicative of the underlying performance of its business.

Amortization of acquired intangible assets. The company incurs non-cash expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company’s acquisitions and any related impairment charges.

Recovery from contamination incident. In February 2022, a contamination of certain materials used in the company’s manufacturing process occurred and affected production operations at the flash-based memory manufacturing facilities in Yokkaichi and Kitakami, Japan, which are operated through the company's joint business ventures with Kioxia Corporation (collectively, “Flash Ventures”). The contamination resulted in scrapped inventory and rework costs, decontamination and other costs needed to restore the facilities to normal capacity, and under absorption of overhead costs which were expensed as incurred. During the quarter ended December 29, 2023, the company received a partial recovery of these losses from other parties. The contamination charges and the related recovery are inconsistent in amount and frequency, and the company believes they are not part of the ongoing production operation of its business.

Other adjustments. From time to time, the company sells or impairs investments or other assets that are not considered necessary to its business operations, or incurs other charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual Non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain Non-GAAP pre-tax adjustments. The income tax adjustments also include adjustments to estimates related to the current status of the rules and regulations governing the transition to the Tax Cuts and Jobs Act and the re-measurement of certain unrecognized tax benefits primarily related to tax positions taken in prior quarters, including interest. These adjustments are excluded because the company believes that they are not indicative of the underlying performance of its ongoing business.

Additionally, free cash flow is defined as cash flows provided by (used in) operating activities less purchases of property, plant and equipment, net, and the activity related to Flash Ventures, net. The company considers free cash flow generated in any period to be a useful indicator of cash that is available for strategic opportunities including, among others, investing in the company’s business, making strategic acquisitions, repaying debt and strengthening the balance sheet.

___________________
Contacts:
Western Digital Corp.

Investor Contact:	Media Contact:
T. Peter Andrew	Media Relations
949.672.9655	408.801.0021
peter.andrew@wdc.com	WD.Mediainquiries@wdc.com
investor@wdc.com